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                                                                    EXHIBIT 14.3

                              SAND TECHNOLOGY INC.

                        CHARTER OF THE BOARD OF DIRECTORS

This Charter sets out the duties and responsibilities of the Board of Directors (the "Board" or the "Directors") of Sand Technology Inc. (the "Corporation") as derived from the CANADA BUSINESS CORPORATIONS ACT and such administrative resolutions as may be passed by the Board pursuant to which authority to manage the business and affairs of the Corporation has been delegated to management.

1.   STATEMENT OF POLICY

The Board of Directors is elected by the Shareholders of the Corporation to supervise the management of the business and affairs of the Corporation. The prime stewardship responsibility of the Board is to ensure the viability of the Corporation and to insure that it is managed in the interest of the Shareholders as a whole while taking into account the interests of other stakeholders.

The Board sets policy for the Corporation and advises the Chief Executive Officer and senior executives who manage the business and affairs of the Corporation.

The basic responsibility of the Directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Corporation and its shareholders. In discharging this obligation, the Directors are entitled to rely on the honesty and integrity of the senior executives of the Corporation and its outside advisors and auditors.

2.   DUTIES AND RESPONSIBILITIES OF THE BOARD

In addition to its statutory responsibilities, the Board has the following duties and responsibilities in supervising the management of the business and affairs of the Corporation.

o    ESTABLISH STRATEGIC GOALS, PERFORMANCE OBJECTIVES AND OPERATIONAL POLICIES

     Based on the best interests of the Corporation and the determination of long-term shareholder expectations for performance, the Board of Directors shall develop broad strategic corporate objectives and establish corporate values against which corporate performance shall be measured. In this regard, the Directors shall

     >> Review, evaluate and approve both long-term and short-term corporate strategies to maximize shareholder value
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     >>   Review, evaluate and approve the strategic and operational plans of management to ensure they are consistent with long-term and short-term vision for the Corporation

     >> Review, evaluate and approve strategic and operational policies within which management will operate in relation to acquisitions, research and development, sales and marketing, finance and investment, risk management, human resources, codes of conduct for employees, customer relationships, relationships with significant shareholders, and management and reporting information

     >> Set annual targets against which to measure corporate and executive performance

     >> Ensure that executive compensation is linked appropriately to corporate performance

     >> Ensure that a process is in place with respect to the appointment, development, evaluation and succession of senior management

o    DELEGATE MANAGEMENT AUTHORITY TO THE CHIEF EXECUTIVE OFFICER

     Based on the best interests of the Corporation, the Board of Directors shall

     >> Delegate to the Chief Executive Officer the authority to manage and supervise the business of the Corporation, including the making of all decisions regarding operations that are not specifically reserved to the Board by the Board

     >> Determine such executive limitations as may be required in the exercise of the authority delegated to management, and in this regard, approve operational policies within which management shall operate

o    ESTABLISH APPROPRIATE BOARD PROCESSES

     The Board shall develop procedures relating to the conduct of its business and the fulfilment of the responsibilities of the Board. Processes may include those related to the conduct of directors, compliance and board meeting procedures, board agenda formulation, management reporting, and evaluation of Board and individual Director performance.

o    RISK MANAGEMENT

     >> Review, approve and monitor adherence to policies and procedures for the management and control of risk, including capital management, and the internal control and management information systems that provide reasonable assurance
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          as to the reliability of the financial information of the Corporation and the safeguarding of its assets.

     >> Review and monitor compliance with legislative and regulatory requirements

o    MATERIAL TRANSACTIONS

     >>   Review and approve material investments and transactions

o    FINANCIAL REPORTING

     >>   Review and approve the annual financial statements

     >>   Review and approve the quarterly financial statements

o    COMMUNICATION

     >>   Report the financial results to shareholders

     >> Approve policies with regard to confidentiality of information and securities trading by employees, corporate communications and public disclosure

o    OTHER

     >> Perform such other functions as prescribed by law or as assigned to the Board in the governing documents of the Corporation

3.   THE CHAIR OF THE BOARD

ACCOUNTABILITY

The Chair of the Board is accountable to the Board of Directors for the fulfilment of the responsibilities of the office of Chair as outlined in the by-laws of the Corporation and will lead the Board in establishing effective corporate governance processes and practices.

ROLE/RESPONSIBILITIES

The role and responsibilities of the Chair of the Board include:

>> To assume principal responsibility for the operation and functioning of the Board of Directors
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>>   To provide overall leadership to the Board without limiting the principle of collective responsibility and the ability of the Board to function as a unit

>> To ensure that the appropriate procedures are in place for the Board to meet regularly without management present and to allow for Directors to engage outside advisors at the expense of the Corporation in appropriate circumstances

>> To chair meetings of the Board effectively, including ensuring that appropriate briefing materials are delivered in a timely fashion, encouraging full participation and discussion by individual Directors, and ensuring that clarity regarding decisions is reached and duly recorded

>> To ensure compliance with the governance policies of the Board regarding conduct of meetings, managing and reporting information and other policies related to the conduct of the Board

>> Taking a leadership role in ensuring effective communication and relationships between the Corporation, shareholders, stakeholders and the general public

4.   THE CHIEF EXECUTIVE OFFICER

RESPONSIBILITIES

The responsibilities of the Chief Executive Officer shall include:

>> The development and recommendation of corporate strategies as well as business and financial plans for the approval of the Board of Directors

>> The management of the business of the Corporation in accordance with the strategic direction set by the Board and within operational policies determined by the Board in relation to the conduct of the business

>> Reporting management information to the Board in a timely manner so that the Board may effectively monitor and evaluate corporate performance against stated objectives, including

     o Submitting and monitoring performance information required by the Board in a timely and accurate fashion

     o Ensuring that the Board is aware of relevant trends, anticipated adverse media and analyst coverage, material external or internal changes, and any changes in the assumptions upon which any board decision or approval has previously been made
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     o    Advising the Board in the event the Board is not in compliance with its own policies or legal or regulatory requirements

     o Developing a list of risk factors and informing the Board of what mechanisms are in place to address the identified risks

     o Providing the Board with information, both internal and external, that the Board may require in order to make fully-informed decisions regarding the operation of the business

     o Reporting in a timely manner any actual or anticipated non-compliance with any Board approved policy or decision.

5.   THE CHIEF FINANCIAL OFFICER

The Chief Financial Officer of the Corporation shall have an indirect accountability relationship to the Board of Directors and his role and responsibilities as Chief Financial Officer shall include

     o Ensuring that the appropriate procedures and controls are in place to provide reasonable assurance as to the integrity of the financial information presented to the Board;

     o Providing for the timeliness and integrity of the financial reporting to enable the Corporation to discharge its disclosure obligations under the law.

The Chief Financial Officer will also be responsible for acting as the chief advisor to the Audit Committee of the Board of Directors